EXHIBIT (5)(a)(iii)

                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401

[American General Logo]                          WM Stategic Asset Manager(TM)

                         VARIABLE ANNUITY APPLICATION


INSTRUCTIONS: Please type or print in permanent black ink.

 1. ANNUITANT
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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 2. CONTINGENT ANNUITANT (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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 3.  OWNER (Complete only if different than Annuitant)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F Tax ID or SS#:__________________
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     JOINT OWNER (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________ (Max Age 85)
     Sex: [ ]M [ ]F Tax ID or SS#:__________________
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 4.  BENEFICIARY DESIGNATION (if more space is needed, use Section 10):

     PRIMARY (if more than one, indicate percentages)
     Name/Relationship             Percentage

     CONTINGENT (if more than one, indicate percentages)

     Name/Relationship             Percentage
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 5.  PAYMENT  INFORMATION
     Initial Purchase Payment (minimum $5,000) $________

     If [ ] 1035X  OR  [ ] Transfer, estimated amount $_________

    [ ] Non-Qualified
    [ ] Qualified: (check appropriate boxes in sections A and B)
         A. [ ]Rollover      [ ]Transfer
         B. [ ]Type of Plan: [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]401(a)
                             [ ]Other________
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 6. INVESTMENT  OPTIONS  (Total  allocation  must equal  100%;  no  fractional percentages)

    WM VARIABLE TRUST -- THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

    Capital Growth Portfolio (60)                   _____%
    Growth Portfolio (61)                           _____%
    Balanced Portfolio (62)                         _____%
    Value Portfolio (63)                            _____%
    Income Portfolio (64)                           _____%
    Money Market Fund (65)                          _____%
    Short Term High Quality Bond Fund (68)          _____%
    U.S. Government Fund (69)                       _____%
    Bond & Stock Fund (66)                          _____%
    Northwest Fund (67)                             _____%
    Corporate Income Fund (70)                      _____%
    Growth & Income Fund (71)                       _____%
    Growth Fund (72)                                _____%
    Emerging Growth Fund (73)                       _____%
    International Growth Fund (74)                  _____%

    AMERICAN GENERAL LIFE INSURANCE COMPANY
    1-Year Guarantee Period                         _____%

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 7. DOLLAR COST AVERAGING (Minimum Dollar Cost Average Transfer: $250.00)
    Dollar cost average [ ] $_______ OR [ ] _______%(whole % only) taken from the [ ]Global Money Fund OR [ ]1 Year Fixed Account
    Frequency: [ ]Monthly  [ ]Quarterly  [ ]Semiannually  [ ]Annually
    Duration: [ ]12 months  [ ]24 months  [ ]36 months to be allocated to the following fund(s) as indicated.
    When furnishing the allocations below, you must only use EITHER dollars
     OR percentages throughout the request.

    WM VARIABLE TRUST -- THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

    Capital Growth Portfolio (60)                   _____%
    Growth Portfolio (61)                           _____%
    Balanced Portfolio (62)                         _____%
    Value Portfolio (63)                            _____%
    Income Portfolio (64)                           _____%
    Money Market Fund (65)                          _____%
    Short Term High Quality Bond Fund (68)          _____%
    U.S. Government Fund (69)                       _____%
    Bond & Stock Fund (66)                          _____%
    Northwest Fund (67)                             _____%
    Corporate Income Fund (70)                      _____%
    Growth & Income Fund (71)                       _____%
    Growth Fund (72)                                _____%
    Emerging Growth Fund (73)                       _____%
    International Growth Fund (74)                  _____%

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  8. REPLACEMENT  Will the proposed  contract  replace any existing annuity or insurance  contract?  [ ]NO [ ]Yes
     (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)
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L8908-97 REV 398

 9. TELEPHONE TRANSFER PRIVILEGE
     I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by: (INITIAL APPROPRIATE BOX(S) BELOW)

 [ ] Contract Owner(s)

 [ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

     AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM STRATEGIC ASSET MANAGER contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

 [ ] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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 10. SPECIAL INSTRUCTIONS
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 11. SIGNATURES

     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown. We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the current prospectuses for the American General Life Insurance company Separate Account D, and WM Variable Trust. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.

     Under penalties of perjury, I certify (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application and (2) that I am not subject to backup withholding under
     Section 3406(a)(1)(C) of the Internal Revenue Code.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

     Signed at____________________________________       Date:________________
                 CITY                   STATE

     ______________________   ________________________________________________
     SIGNATURE OF ANNUITANT   SIGNATURE OF OWNER (if different than Annuitant)

     __________________________________________________
     SIGNATURE OF CONTINGENT ANNUITANT (if  applicable)

     __________________________________________
     SIGNATURE  OF JOINT OWNER (if  applicable)
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 12. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

     Licensed Agent:  ________________________________________
                      PRINT NAME
                      ________________________________________
                      AGENT NUMBER/LOCATION
                      ________________________________________
                      PHONE
                      ________________________________________
                      STATE LICENSE NUMBER

     Will the proposed contract replace any existing annuity or insurance contract? [ ]NO [ ]YES
     The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

    Signature of Licensed Agent:______________________________________________

    Broker  Dealer:___________________________________________________________
                            PRINT NAME
    Branch  Office:___________________________________________________________
                        STREET ADDRESS           CITY         STATE      ZIP

 Signature of Licensed Principal of Broker Dealer:____________________________
  ___________________________________________________________________________
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L8908-97 REV 398